August 22, 2008

T. Rowe Price Global Real Estate Fund, Inc.

100 East Pratt Street

Baltimore, Maryland 21202

Dear Sirs:

In connection with the proposed registration of shares of Capital Stock of your Company designated as the T. Rowe Price Global Real Estate Fund, Inc., I have examined certified copies of your company`s current Articles of

Incorporation and By-Laws of your Company as presently in effect.

I am of the opinion that:

(i) your Company is a corporation duly organized and existing user the laws of Maryland; and

(ii) each of such authorized shares of Capital Stock of your Company,

upon payment in full of the price fixed by the Board of Directors of your Company, will be legally and validly issued and will be fully paid and non-assessable.

I hereby consent to the use of this opinion as an exhibit to the Company`s

Registration Statement on form N-1A to be filed with the Securities and

Exchange Commission for the registration under the Securities Act of 1933 of shares of Capital Stock of your Company designated as the T. Rowe Price

Global Real Estate Fund, Inc.

Sincerely,

/s/David Oestreicher

David Oestreicher